NioCorp To Host Webcast With An Elk Creek Project Update Following Its 2016 Annual Meeting

CENTENNIAL, Colo. (December 1, 2016) – NioCorp Developments Ltd. (“NioCorp” or the "Company”) (TSX: NB, OTCQX: NIOBF, FSE: BR3) announces that it will provide an update to investors and the public on its Elk Creek, Nebraska superalloy materials project in a live webcast at 10:30 a.m. Mountain Time on December 9, 2016, following the conclusion of its 2016 Annual General Meeting of Shareholders ("Annual Meeting").

Providing the update will be Mark Smith, NioCorp’s CEO and Executive Chairman. The live, listen-only webcast will begin at 10:30 a.m. Mountain. Members of the public can submit questions during the live webcast using the online webcast tool, or by sending questions in advance via email to jim.sims@niocorp.com.

Those wishing to view the webcast must pre-register here: https://attendee.gotowebinar.com/register/4658401347688606723. Those wishing to monitor the webcast via a listen-only phone line can do so by calling the long-distance toll numbers listed below and using this passcode: 600-506-610.

•	United States, +1 (213) 929-4221
•	Canada, +1 (647) 497-9368
•	Australia, +61 3 8488 8981
•	Austria, +43 1 2060 92965
•	Belgium, +32 (0) 27 00 6376
•	Denmark, +45 43 31 47 80
•	Finland,+358 (0) 972 52 2972
•	France, +33 (0) 157 329 482
•	Germany, +49 (0) 692 5736 7212
•	Ireland, +353 (0) 15 621 584
•	Italy, +39 0 291 29 46 28
•	Netherlands, +31 (0) 707 709 521
•	New Zealand, +64 9 913 2227
•	Norway, +47 24 05 54 98
•	Spain, +34 912 71 8489
•	Sweden, +46 (0) 775 757 472
•	Switzerland, +41 (0) 445 1124 86
•	United Kingdom, +44 (0) 20 3713 5032

A recording of the webcast will be made available following the event on NioCorp’s website at http://www.niocorp.com.

The Company does not expect to release any new material announcements during the live webcast, but will provide an update on the progress of its Elk Creek Feasibility Study, which is nearing completion.

NioCorp’s Annual Meeting will convene on December 9, 2016 at 10 a.m. Mountain Time at the law offices of Dorsey & Whitney LLP, 1400 Wewatta Street, Suite 400, Denver, CO, 80202.

On Behalf of the Board of Directors,

"Mark Smith”

Mark Smith
Executive Chairman, CEO, and Director

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Source: NioCorp Developments Ltd.
@NioCorp $NB $NIOBF $BR3 #Niobium #Scandium #ElkCreek

For More Information: Contact Jim Sims, VP of External Affairs, NioCorp Developments Ltd., 720-639-4650, jim.sims@niocorp.com

About NioCorp

NioCorp is developing a superalloy materials project in Southeast Nebraska that will produce Niobium, Scandium, and Titanium. Niobium is used to produce superalloys as well as High Strength, Low Alloy ("HSLA") steel, which is a lighter, stronger steel used in automotive, structural, and pipeline applications. Scandium is a superalloy material that can be combined with Aluminum to make alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells. Titanium is used in various superalloys and is a key component of pigments used in paper, paint and plastics and is also used for aerospace applications, armor and medical implants.

Cautionary Note Regarding Forward-Looking Statements

Neither TSX nor its Regulation Services Provider (as that term is defined in the policies of the TSX) accepts responsibility for the adequacy or accuracy of this document. Certain statements contained in this document may constitute forward-looking statements, including but not limited to statements regarding the expected completion of the Elk Creek Project feasibility study. These and other such forward-looking statements are based upon NioCorp’s reasonable expectations and business plan at the date hereof, which are subject to change depending on economic, political and competitive circumstances and contingencies. Readers are cautioned that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause a change in such assumptions and the actual outcomes and estimates to be materially different from those estimated or anticipated future results, achievements or position expressed or implied by those forward-looking statements. Risks, uncertainties and other factors that could cause NioCorp’s plans or prospects to change include changes in demand for and price of commodities (such as fuel and electricity) and currencies; changes or disruptions in the securities markets; legislative, political or economic developments; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining or development activities; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; and the risks involved in the exploration, development and mining business. NioCorp disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.